Gaia Reports Fourth Quarter and Full Year 2025 Results

BOULDER, CO – March 2, 2026 - Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the fourth quarter and full year ended December 31, 2025.

Highlights:

•
FY 2025 revenue increased 11%, year over year to $99.0 million
•
FY 2025 operating cash flow finished at $5.7 million, with free cash flow growing to $4.9 million
•
Q4 2025 operating cash flow finished at $1.8 million, with free cash flow growing to $1.7 million
•
Member count reached 903,000

Kiersten Medvedich, Gaia’s CEO, commented: “Q4 demonstrates the momentum we are building through AI-driven engagement and a sharper focus on direct member relationships, strengthening the foundation for sustainable growth towards profitability.” Ms. Medvedich continued, “With our $100 million revenue run-rate, increasing ARPU, and GP per employee, we remain focused on delivering positive operating and free cash flow.”

Fourth Quarter 2025 Financial Results

Revenues for the fourth quarter of 2025 increased to $25.5 million from $24.1 million in the fourth quarter of 2024, primarily driven by increasing ARPU and growth of our member base.

Member growth increased during the year, growing sequentially by an additional 20,000 members during the fourth quarter, with the count ending at 903,000.

Gross profit increased to $22.3 million with a gross margin of 87.6%.

Net loss was $(0.5) million or $(0.02) per share, improving from $(0.8) million or $(0.03) per share in the year-ago quarter.

For the quarter, operating cash flow finished at $1.8 million and free cash flow improved by $1.1 million to $1.7 million.

The cash balance as of December 31, 2025 was $13.5 million with an unused $10.0 million line of credit.

2025 Financial Results

Revenue for the year was $99.0 million, up from $89.3 million representing 11% year-over-year growth.

Gross margin was 87.1% up from 86.1% during 2024.

Net loss for the year was $(4.5) million or $(0.18) per share, compared to $(5.2) million or $(0.22) per share last year, with increased marketing spend and amortization, with operating cash flow finishing at $5.7 million.

Free cash flow increased by $2.2 million to $ 4.9 million.

Conference Call

Date: Monday, March 2, 2026

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13758211

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through March 16, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13758211

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 90% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), the financial information included in this release contains non-GAAP financial measures, including Free Cash Flow. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated. Free Cash Flow represents net cash provided by operating activities plus cash paid for interest payments, less cash used for capital expenditures, plus cash from non-core business activities. We believe Free Cash Flow is also useful as one of the bases for comparing the Gaia’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, Gaia’s calculation of Free Cash Flow might not necessarily be comparable to such other similarly titled captions of other companies. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets (unaudited)

Condensed consolidated balance sheets
	December 31,	December 31,
(in thousands, except share and per share data)	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$13,540	$5,860
Accounts receivable	5,437	5,560
Other receivables	—	1,809
Prepaid expenses and other current assets	3,527	2,513
Total current assets	22,504	15,742
Media library, net	39,133	38,987
Operating right-of-use asset, net	8,836	5,454
Property and equipment, net	26,963	26,883
Technology license, net	14,743	15,550
Investments and other intangible assets, net	8,488	6,658
Goodwill	33,982	31,943
Total assets	$154,649	$141,217
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,224	$12,435
Accrued and other liabilities	3,396	3,491
Long-term debt, current portion	227	5,801
Operating lease liability, current portion	614	839
Deferred revenue	18,502	19,268
Total current liabilities	37,963	41,834
Long-term debt, net of current portion	5,452	—
Operating lease liability, net of current portion	8,501	4,869
Deferred taxes, net	603	501
Total liabilities	52,519	47,204
Shareholder's equity:
Class A common stock, $0.0001 par value, 150,000,000 shares authorized, 19,709,325 and 18,066,942 shares issued, 19,562,520 and 18,001,955 shares outstanding at December 31, 2025 and 2024, respectively	2	2
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 5,400,000 shares issued and outstanding at December 31, 2025 and 2024, respectively	1	1
Additional paid-in capital	183,393	171,269
Treasury stock at cost: 146,805 and 64,805 shares as of December 31, 2025 and 2024, respectively	(525)	(169)
Accumulated deficit	(94,922)	(90,428)
Total Gaia, Inc. shareholders’ equity	87,949	80,675
Noncontrolling interests	14,181	13,338
Total equity	102,130	94,013
Total liabilities and equity	$154,649	$141,217

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024

Revenues, net	$25,498	$24,099	$98,954	$89,296
Cost of revenues	3,165	2,845	12,795	12,434
Gross profit	22,333	21,254	86,159	76,862
Operating Expenses:
Selling and operating	20,636	20,831	81,870	74,818
Corporate, general and administration	2,350	2,131	9,393	7,761
Total operating expenses	22,986	22,962	91,263	82,579
Loss from operations	(653)	(1,707)	(5,104)	(5,717)
Interest and other income, net	1	897	11	501
Loss before income taxes	(652)	(810)	(5,093)	(5,216)
Income tax (benefit) expense	131	(34)	192	(34)
Loss from continuing operations	$(783)	$(776)	$(5,285)	$(5,182)
(Loss) income from discontinued operations	(45)	12	(103)	(216)
Net loss	$(828)	$(764)	$(5,388)	$(5,398)
Net (loss) income attributable to noncontrolling interests	$(302)	$39	$(894)	$(165)
Net loss attributable to common shareholders	$(526)	$(803)	$(4,494)	$(5,233)

Income (loss) per share:
Basic (attributable to common shareholders)	$(0.02)	$(0.03)	$(0.18)	$(0.22)
Diluted (attributable to common shareholders)	$(0.02)	$(0.03)	$(0.18)	$(0.22)

Weighted-average shares outstanding:
Basic	24,994	23,402	24,852	23,335
Diluted	24,994	23,402	24,852	23,335

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024

Net cash provided by (used in):
Net cash provided by operating activities	$1,766	$2,660	$5,674	$6,923
Net cash provided by (used in) investing activities	(3,686)	(1,117)	(10,047)	(14,998)
Net cash (used in) provided by financing activities	1,298	(47)	12,053	6,169
Net change in cash and cash equivalents	$(622)	$1,496	$7,680	$(1,906)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024

Net cash provided by operating activities	$1,766	$2,660	$5,674	$6,923
Cash paid for interest	$81	183	371	586
Net cash used for capital expenditures	$(1,690)	(1,101)	(6,051)	(4,982)
Change in cash from non-core business activities	$1,556	(1,137)	4,948	210
Free cash flow	$1,713	$605	$4,942	$2,737